EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Watkins-Johnson Company on Form S-8 of our reports dated February 9, 1998, appearing in the Annual Report on Form 10-K of Watkins Johnson Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
San Jose, California
June 17, 1998

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